                                                                       Exhibit 5

OLSHAN
OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                                                               PARK AVENUE TOWER
                                                             65 EAST 55TH STREET
                                                        NEW YORK, NEW YORK 10022
                                                         TELEPHONE: 212.451.2300

                                                               WWW.OLSHANLAW.COM

                                     August 13, 2007

Ness Technologies, Inc.
Ness Tower
Atidim High-Tech Industrial Park
Building 4
Tel Aviv 61580, Israel

            Re: Form S-8 Registration Statement
                -------------------------------

Ladies and Gentlemen:

      We have acted as counsel for Ness Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 (as amended from time to time, the "Registration Statement"), with the Securities and Exchange Commission (the
"Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act") of an aggregate of 3,000,000 shares (the
"Shares") of the common stock, $0.01 par value per share (the "Common Stock"), of the Company, issuable pursuant to the terms and in the manner set forth in the Company's 2007 Stock Option Plan (the "Plan").

      We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Amended and Restated Certificate of Incorporation and By-laws of the Company, each as amended to date, corporate proceedings of the Company, the Plan, the documents to be sent or given to participants in the Plan, the Registration Statement and such other documents and certificates, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

      Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the
Plan, will be duly and validly issued, fully paid and non-assessable.

      We are members of the Bar of the State of New York and we express no opinion as to the effects of any laws other than the federal laws of the United
States of America, the laws of the State of New York, and the General
Corporation Law of the State of Delaware, which includes statutory provisions, all applicable provisions of the Delaware constitution and reported judicial

August 13, 2007

decisions interpreting those laws. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion is being furnished in connection with the issuance, offer and sale of the Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

      We hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement and to the reference to be made to our firm under the caption "Legal Matters" in the Prospectus that shall constitute part of the
Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission or Item 509 of Regulation S-K.

                  Very truly yours,

                  /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                  OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP